UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - March 3, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center 1230 Avenue of the Americas - 7th Floor New York, NY 10020 (Address of principal executive offices)
(917) 639-4305 (Registrant's telephone number, including area code)

3960 Howard Hughes Parkway- 5th Floor
Las Vegas, Nevada 89169
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events

4C Controls Inc. Announces Change in Company Business Model, First Strategic Alliance and Financing

On March 3, 2008, the Company issued a press release announcing a change in the Company’s business model. The Company intends to pursue a new business model on the basis of international security and surveillance technology. The Company intends to create strategic affiliations with leading international security and surveillance enterprises serving security markets worldwide and establish an ability to design, manage and integrate state-of-the-art high technology security solutions with comprehensive and fully integrated service offerings. The Company anticipates acquiring technologies and large global distribution networks primarily in the market sectors of (1) electronic surveillance/ global access control markets; and (2) low-orbit high resolution satellites technologies.

In order to commence its new business model, the Company will invest in BQT Solutions Limited, an Australian company (“BQT Solutions”) and two of its Australian subsidiaries, BQT Satellites Ltd (“BQT Satellites”) and BQT Intelligent Security Systems Pty Ltd (“BQT Security”). The total value of investment in BQT Solutions is AUD$24 million (approximately US$21.6 million) of which AUD$4 million is to be directly invested in BQT Solutions, AUD$14 million (approximately US$12.6 million) in BQT Satellites and AUD$6 million (approximately US$5.6 million) in BQT Security.

The Company and BQT Solutions, BQT Satellite and BQT Security, expect to very shortly enter into a definitive Securities Purchase Agreement defining the terms and conditions of the investments and strategic alliance transactions (the “Securities Purchase Agreement”). Rudana Investment Group AG, the majority shareholder of the Company, has undertaken to provide 4C Controls with the funds required to complete the Company’s strategic alliance financing investments in BQT Solutions.

BQT Solutions is an Australian public company specializing in access control systems, biometric and smart card readers, CCTV, cameras and customised developments for selected clients. BQT Solutions’ strategy is to diversify and expand its activities in the security and surveillance technology sector. This strategy will involve hiring of senior management with expertise in the selected expansion sectors, particularly the commercial segment. BQT Solutions will focus on commercializing its SMAX access control system and support sales of existing company technologies of biometrics, smart card readers, CCTV cameras and customized solutions for selected key clients. The SMAX Access Control Management System is a sophisticated, intelligent and cost effective security application that provides movement and access controls within a facility.

BQT Satellites (currently 60% owned by BQT Solutions) will focus on design, building and operation of small synthetic aperture radar (SAR) satellites dedicated for earth observation and surveillance. BQT Satellites has finalized the establishment of an Italian joint venture company with Politechnico di Torino (“Polito”), one of the leading European technology and scientific research institutes. The joint venture company, BQT Polito Space Technologies SPA (“BP Space”), has been established as an Italian private stock company.

BQT Security (currently 60% owned by BQT Solutions) is in the final stage of acquiring from Polito technologies in the field of intrusion detection systems, radar systems for border and pipeline surveillance, radio frequency identification (RFID) and real time locating systems (RTLS) for monitoring and surveillance. BQT Security is also negotiating the acquisition of a highly qualified manufacturer of security and surveillance products. The completion of this acquisition is expected to provide BQT Security with manufacturing capability for the technologies to be acquired from Polito.

The initial investment of AUD$1 million into BQT Solutions by the Company will be paid in consideration for 5,000,000 ordinary shares of BQT Solutions at a price of AUD$0.20 per share, which shall be used as working capital for BQT Solutions. The second tranche of AUD$3 million will be paid in consideration for issue of 15,000,000 ordinary shares of BQT Solutions also at a price of AUD$0.20 per share, of which AUD$0.5 million will be used for the support of the advanced access control system “SMAX” global commercialization and AUD$2.5 million will be used for BQT Solutions corporate development purposes. The AUD$3 million second tranche will be provided to BQT Solutions subject to the following conditions: (i) Appointment of a new BQT Solutions Group CEO nominated by 4C Controls to manage and complete the expansion plan for BQT Solutions, BQT Satellites and BQT Security; and (ii) execute a reverse split of BQT Solutions shares at a ratio of 7 to 1, which will require BQT Solutions shareholder approval. After the 7 for 1 reverse split, BQT Solutions will issue options to 4C Controls for the issue of 9,500,000 ordinary shares of BQT Solutions at an exercise price of AUD$0.10 per share.

The Company expects to subsequently provide AUD$14 million (approximately US$12.6 million) as an equity participation in BQT Satellites. The funds will be utilized to set up production facilities in Italy. The business plan for this segment of operations is being finalized by BQT Satellites and revised by PriceWaterhouseCoopers. At the conclusion of the transaction 4C Controls will own 40% of BQT Satellites and BQT Solutions will retain an equity interest of 20% of BQT Satellites. The closing of the BQT Satellites transaction is subject to execution of the definitive Securities Purchase Agreement and performance of the terms and conditions specified therein.

The Company expects to subsequently provide AUD$6 million (approximately US$5.6 million) as an equity participation in BQT Security. The proceeds will be utilized to finalize the acquisition and prototyping of technologies to be acquired from Politechnico di Torino (Polito), as well as the completion of the acquisition of a highly qualified Italian manufacturing company. At the conclusion of this transaction, 4C Controls will own 40% of BQT Security and BQT Solutions will retain a 20% equity interest in BQT Security. The closing of the BQT Security transaction is subject to execution of the definitive Securities Purchase Agreement and performance of the terms and conditions specified therein.

The conditions of the strategic alliance investments into BQT Satellites and BQT Security require that BQT Solutions adopt a new global corporate name, which brands its new security surveillance systems structure and international business strategy and initiate the process of seeking supplemental listings of its securities for trading on European exchanges and on Nasdaq or the New York Stock Exchange with registration as American Depository Receipts (ADRs). BQT Solutions must also adhere to certain covenants regarding compensation of its financial advisors.

Subject to the execution of the definitive Securities Purchase Agreement and the respective financing conditions, at the respective closings the payments will be made by wire transfer by or on behalf of the Company. As of the date of this report, the Company’s strategic alliance financings and minority investments in BQT Solutions, BQT Satellite and BQT Security constitute cash and nominal investments and such transactions do not have the effect of causing the Company to cease being a shell company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as Amended (the “Exchange Act”). The Company expects to transition from such status after closing future transactions and will report the transition in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

The matters discussed in this Form 8-K contain 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. 4C Controls cannot provide assurances that any prospective matters described herein will be successfully completed or that it will realize the anticipated benefits of any transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected declines in revenues without a corresponding and timely slowdown in expense growth; its ability to retain key management and employees; intense competition and the ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the 4C Controls SEC filings. 4C Controls undertakes no obligation to update information contained in this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release issued March 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C Controls Inc.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: March 3, 2008